VERTEX ENERGY, INC. POSASR

Exhibit 5.1

March 1, 2023

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Vertex Energy, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of Post-Effective Amendment No. 1 to the a Registration Statement on Form S-3 (File 333-267682)(such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of the following securities of the Company (collectively, the “Securities”) of up to $500,000,000:

(i)	shares of common stock, par value $0.001 per share (“Common Stock”), of the Company;

(ii)	shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)	debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(iv)	warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities, in each case as may be designated by the Company at the time of an offering (the “Warrants”); and

(v)	units (the “Units”) consisting of shares of Common Stock, Preferred Stock, Debt Securities, Warrants, or any combination of the foregoing.

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities are to be sold pursuant to a purchase, underwriting or similar agreement, in substantially the form to be filed under a Current Report on Form 8-K, the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, if any, in substantially the form to be filed under a Current Report on Form 8-K, if applicable, the Debt Securities will be issued pursuant to a Debt Indenture (the “Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”), and the Units will be issued pursuant to one or more unit purchase agreements (each, a “Unit Agreement”) between the Company and the agent party thereto, if any, in substantially the form to be filed under a Current Report on Form 8-K, if applicable (collectively the purchase, underwriting or similar agreement, the Indenture, the Warrant Agreements and Unit Agreements, the “Securities Documents”).  The Indenture may be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended and restated to date (the “Articles of Incorporation”), (ii) the Bylaws of the Company, as amended and restated to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto and the Base Prospectus, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the Securities, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third-party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and Base Prospectus.

In connection with rendering the opinions set forth below, we have assumed that:

(i)         all information contained in all documents reviewed by us is true and correct;

(ii)        all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so;

(iii)       all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv)       the Registration Statement and Base Prospectus to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed;

(v)        the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act) and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws;

(vi)       that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets;

(vii)      all Securities will be issued and sold in compliance with applicable federal and state securities laws (including, but not limited to, applicable state securities or “blue sky” laws) and in the manner specified in the Registration Statement, Base Prospectus and the applicable Prospectus Supplement;

(viii)       the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended;

(ix)         one or more Prospectus Supplements to the Base Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby;

(x)          with respect to the Debt Securities, when the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officer’s certificate in accordance with the terms and conditions of the relevant base indenture, any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee, and such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Debt Securities are offered, issued, or sold (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission);

(xi)         the Trustee or any future trustee under a supplemental indenture will be validly existing and will have the requisite corporate power and authority to enter into and perform its obligations under such supplemental indenture and will be duly qualified under the Trust Indenture Act of 1939, and, in the case of a future trustee, a Statement of Eligibility of the Trustee on a Form T-1 will be filed with the Commission, in each case, at or prior to the time Debt Securities are issued; with respect to Securities being issued upon conversion of any convertible Preferred Stock,

(xii)        the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

(xiii)       with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or relating to any Units, the applicable convertible Debt Securities or Warrants, or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(xiv)       with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

(xv)       with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

(xvi)      if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Articles of Incorporation or the Articles of Incorporation grant to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights;

(xvii)      that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities;

(xviii)    with respect to our opinion as to the Common Stock or other Securities convertible into, exercisable for, or including Common Stock, we have been advised by the Company and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants exercisable for Common Stock or Units consisting of or including Common Stock) will be in an amount that is not less than the par value of the Common Stock;

(xix)       with respect to our opinion as to the Preferred Stock or other Securities convertible into, exercisable for, or including Preferred Stock, we have assumed that, (a) at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Warrants exercisable for Preferred Stock or for Units consisting of or including Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock, and (b) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Articles of Incorporation, to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

(xx)        a definitive Security Document, purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and forms of such agreement will have been included as an exhibit to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference; and

(xxi)       any securities issuable upon conversion, exchange or exercise of any Warrants, Preferred Stock, Debt Securities or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We also have assumed that the execution, delivery and performance by the Company of the Securities Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or Bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Agreement, or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:

1.           With respect to shares of Common Stock, when both (a) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or such Common Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable;

2.          With respect to the Preferred Stock, (a) when the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered (or such Preferred Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document,  definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), and when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable;

3.          The Indenture, when (i) duly executed and delivered by the Company and (ii) qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

4.          With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) such Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) such Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the applicable Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the applicable Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, in each case except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

5.          With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants (including a form of certificate evidencing the Warrants), the terms of the offering thereof, and related matters, (b) the Securities Documents, relating to the Warrants (forms of which have been filed with the SEC)  have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company (if applicable), (c) any shares of Common Stock, Preferred Stock or Debt Securities purchasable upon the exercise of the Warrants, as applicable, have been duly and validly issued and reserved for sale, and (d) the Warrants or certificates representing the Warrants have been duly executed, countersigned (by the warrant agent and/or Company as applicable), registered, and delivered in accordance with the appropriate Securities Document, relating to the Warrants and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and

6.          With respect to the Units, when (a) the Board has taken all necessary corporate action to authorize and approve (1) the creation of and the issuance and terms of the Units (including a form of certificate evidencing the Units), the terms of the offering thereof, and related matters, (2) if applicable, the issuance and terms of the Debt Securities that are a component of the Units, (3) if applicable, the issuance of the Common Stock that is a component of the Units, (4) if applicable, the issuance and terms of the Preferred Stock that is a component of the Units, and (5) if applicable, the execution and delivery of the Warrant Agreement with respect to the Warrants that are a component of the Units, (b) if applicable, a Certificate of Designation relating to the Preferred Stock has been adopted and approved and such Certificate of Designation has been filed with the Secretary of State of the State of Nevada, (c) the Securities Document relating to the Units (forms of which have been filed with the SEC) have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company (if applicable), and (d) the Units or certificates representing the Units have been duly executed, countersigned (by the unit agent and/or Company as applicable), registered, reserved for issuance and delivered in accordance with the appropriate agreements relating to the Units and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers, including the applicable Indenture, in the case of such Debt Securities, and the Warrant Agreement, in the case of the Warrants, upon payment of the consideration therefor provided for therein, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada, the State of New York as to the enforceability of the Debt Securities and Indenture and the State of Texas as to the enforceability of the Warrants, Warrant Agreements, Unit Agreements and Units and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law, Texas law and New York law, as we have deemed relevant for purposes of this opinion.   We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

This opinion (i) is rendered in connection with the filing of the Registration Statement and Base Prospectus, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)   The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

(B)    We express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

We express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; and (iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Securities.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC